                                                                   Exhibit 99.1


[PROVINCE HEALTHCARE LOGO]


                                             NEWS RELEASE
                                             FOR IMMEDIATE RELEASE

                                             CONTACT: MERILYN H. HERBERT
                                             VICE PRESIDENT, INVESTOR RELATIONS
                                             (615) 370-1377

               PROVINCE HEALTHCARE REPORTS FIRST QUARTER RESULTS:
                               EPS INCREASES 20%

         Brentwood, TN, April 28, 2004 - Province Healthcare Company (NYSE:PRV) today announced results for the first quarter ended March 31, 2004. Diluted earnings per share (EPS) from continuing operations for the quarter increased 20% to $0.24 from $0.20 in the prior year.

         Revenues from continuing operations for the first quarter of 2004 increased 9.9% to $204.9 million, compared with $186.5 million in the same quarter of last year. Income from continuing operations for the quarter was $12.1 million compared with $10.0 million in the prior year. Cash flow from operations for the first quarter was $25.0 million, compared with $36.1 million in the same quarter of last year. Adjusted for 2003 incentive compensation payments made in 2004, timing of insurance premium payments and a federal income tax refund received in the first quarter of 2003, cash flow from operations increased approximately 34.4% quarter over quarter. Accounts receivable days outstanding stood at 54 days at March 31, 2004.

         On April 23, 2004, the Company and the Healthcare District of Palm Beach County executed an Asset Purchase Agreement to permit the Healthcare District to reacquire Glades General Hospital in Belle Glade, Florida. The transaction is expected to close effective May 1, 2004. Pursuant to this plan of divestiture, the operations and non-cash impairment of assets charge related to this hospital are reported as "discontinued operations" and the consolidated financial statements and statistics for all prior periods have been adjusted to reflect this presentation. The Company's remaining 19 hospitals are now reported as "continuing operations" and are considered "same-store."

         Comparing the first quarter of 2004 with the first quarter of 2003, net patient revenue increased 10.3%, driven by a 1.4% increase in total hospital admissions and a 2.6% increase in adjusted admissions. Net patient revenue per adjusted admission increased 7.5%, and gross outpatient revenue increased 14.4%.

         "Our first quarter results confirm our optimism for 2004," said Martin
S. Rash, Chairman and Chief Executive Officer of Province Healthcare. "The strong 10.3% increase in net patient revenue and 14.4% increase in gross outpatient revenue resulted from our outstanding physician recruiting efforts and the additional capital spent on revenue generating projects in 2003. Additionally, we remain very enthusiastic about our two new hospital construction projects, Coastal Carolina Medical Center near Hilton Head, South Carolina, and Ft. Mohave Hospital in Ft. Mohave, Arizona. These communities are in high growth areas and represent significant opportunities for our Company."

         A listen-only simulcast, of Province Healthcare's first quarter conference call, will be available on-line at www.prhc.net on April 29, 2004, beginning at 11:00 a.m. Eastern Daylight Time.

         The Company owns or leases 20 general acute care hospitals (including one classified as "discontinued operations") in 13 states with a total of 2,273 licensed beds. The Company also provides management services to 36 non-urban hospitals in 14 states with a total of 3,033 licensed beds.

         Certain statements contained in this release, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include projections of revenues, income or loss, capital expenditures, capital structure, or other financial items, statements regarding the plans and objectives of management for future operations, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact. These statements are based on current estimates of future events, and the Company has no obligation to update or correct these estimates unless considered material to the Company. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with general economic and business conditions, the effect of future governmental regulations, changes in reimbursement levels by government programs, including Medicare and Medicaid or other third party payors,the Company's continued ability to recruit and retain physicians and the Company's ability to successfully complete and integrate acquisitions. Those and other risks are described in the Company's reports and filings with the Securities and Exchange Commission.

        CONTACT: Merilyn H. Herbert, Province Healthcare Company (PRV)
                               at (615) 370-1377

                              - TABLES TO FOLLOW -

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                               March 31,         December 31,
                                                                 2004               2003(*)
                                                             -----------         ------------

ASSETS
Current assets:
   Cash and cash equivalents                                 $    56,624         $    46,134
   Accounts receivable, less allowance for
      doubtful accounts of $62,937 in 2004 and
      $66,875 in 2003                                            117,103             111,957
   Inventories                                                    18,235              18,424
   Prepaid expenses and other                                     12,901              11,832
   Assets of discontinued operations                              13,787              14,569
                                                             -----------         -----------
                                                                 218,650             202,916

Property and equipment, net                                      468,431             460,031
Goodwill                                                         309,271             309,271
Other assets                                                      35,502              36,907
                                                             -----------         -----------
                                                             $ 1,031,854         $ 1,009,125
                                                             ===========         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                          $    18,059         $    16,343
   Accrued salaries and benefits                                  23,817              28,740
   Accrued expenses                                               22,044              14,238
   Current portion of long-term debt                                 473                 743
   Liabilities of discontinued operations                          2,875               2,749
                                                             -----------         -----------
                                                                  67,268              62,813

Long-term debt, less current portion                             451,537             447,956
Other liabilities                                                 49,151              49,573
Minority interests                                                 1,946               1,910

Stockholders' equity:
   Preferred stock - $0.01 par value, 100,000 shares
      authorized, none issued and outstanding                         --                  --
   Common stock - $0.01 par value; 150,000,000 shares
      authorized at March 31, 2004 and December 31,
      2003, issued and outstanding 49,337,188 shares
      and 48,841,157 shares at March 31, 2004 and
      December 31, 2003, respectively                                493                 488
   Additional paid-in-capital                                    309,477             306,091
   Retained earnings                                             152,746             141,186
   Accumulated other comprehensive loss                             (764)               (892)
                                                             -----------         -----------
      Total stockholders' equity                                 461,952             446,873
                                                             -----------         -----------

                                                             $ 1,031,854         $ 1,009,125
                                                             ===========         ===========

---------
(*) Derived from the audited consolidated financial statements of Province and its subsidiaries, contained in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 9, 2004.

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                 Three Months Ended March 31,
                                                            2004                             2003
                                                 -------------------------        -------------------------
                                                                    % of                            % of
                                                  Amount          Revenues         Amount          Revenues
                                                 ---------        --------        ---------        --------

Revenues:
  Net patient revenue                            $ 198,241                        $ 179,680
  Other                                              6,635                            6,784
                                                 ---------                        ---------
                                                   204,876          100.0%          186,464          100.0%

Expenses:
  Salaries, wages and benefits                      75,564           36.9            72,355           38.8
  Purchased services                                18,870            9.2            16,650            8.9
  Supplies                                          26,060           12.7            24,022           12.9
  Provision for doubtful accounts                   20,245            9.9            16,041            8.6
  Other operating expenses                          25,254           12.3            23,698           12.7
  Rentals and leases                                 2,370            1.2             2,319            1.2
  Depreciation and amortization                     10,202            5.0             8,878            4.8
  Interest expense                                   6,920            3.4             5,722            3.1
  Minority interests                                    67             --                67             --
  Loss on sale of assets                                --             --                 3             --
                                                 ---------          -----         ---------          -----
      Total expenses                               185,552           90.6           169,755           91.0
                                                 ---------          -----         ---------          -----

Income before provision for income taxes            19,324            9.4            16,709            9.0
Income taxes                                         7,180            3.5             6,670            3.6
                                                 ---------          -----         ---------          -----

Income from continuing operations                   12,144            5.9%           10,039            5.4%
                                                                    =====                            =====
Discontinued operations, net of tax:
      Loss from operations                            (414)                            (188)
Impairment of assets                                  (170)                              --
                                                 ---------                        ---------
Net income                                       $  11,560                        $   9,851
                                                 =========                        =========

Diluted earnings (loss) per common share:
   Continuing operations (a)                     $    0.24                        $    0.20
   Discontinued operations:
      Loss from operations                           (0.01)                              --
      Impairment of assets                              --                               --
                                                 ---------                        ---------
   Net income                                    $    0.23                        $    0.20
                                                 =========                        =========


---------
(a) See calculation of diluted earnings per common share from continuing operations in the Selected Operating Statistics section (attached).

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES
          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)


                                                                            Three Months Ended
                                                                                  March 31,
                                                                          -------------------------
                                                                            2004             2003
                                                                          --------         --------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Income from continuing operations                                      $ 12,144         $ 10,039
   Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
      Depreciation and amortization                                         10,202            8,878
      Deferred income taxes                                                  2,375              830
      Provision for professional liability                                   1,603            1,979
      Loss on sale of assets                                                    --                3
      Changes in operating assets and liabilities, net of effects from acquisitions and disposals:
         Accounts receivable                                                (5,146)          (1,302)
         Inventories                                                           189              145
         Prepaid expenses and other                                         (2,335)          (5,476)
         Accounts payable and accrued expenses                               8,988           21,735
         Accrued salaries and benefits                                      (4,923)             167
      Other                                                                  1,898             (941)
                                                                          --------         --------
   Net cash provided by operating activities                                24,995           36,057

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                      (18,476)         (15,175)
   Purchase of hospitals and healthcare entities                                --               (3)
                                                                          --------         --------
   Net cash used in investing activities                                   (18,476)         (15,178)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayments of debt                                                         (255)         (20,387)
   Issuance of common stock                                                  3,902            1,163
                                                                          --------         --------
   Net cash provided by (used in) financing activities                       3,647          (19,224)
                                                                          --------         --------

Net cash provided by continuing operations                                  10,166            1,655

Net cash provided by (used in) discontinued operations                         324             (289)
                                                                          --------         --------

Increase in cash and cash equivalents                                       10,490            1,366

Cash and cash equivalents at beginning of period                            46,134           14,648
                                                                          --------         --------

Cash and cash equivalents at end of period                                $ 56,624         $ 16,014
                                                                          ========         ========

                  PROVINCE HEALTHCARE COMPANY AND SUBSIDIARIES
                   SELECTED OPERATING STATISTICS (UNAUDITED)


                                                              Actual and Same Store (1)
                                                                  Three Months Ended
                                                                       March 31,
                                                       ----------------------------------------
                                                         2004             2003         % Change
                                                       --------         --------       --------

CONSOLIDATED HOSPITALS (CONTINUING OPERATIONS):
Number of hospitals at end of period                         19               19            --%
Licensed beds at end of period                            2,200            2,208          (0.4)
Beds in service at end of period                          1,933            1,933            --
Inpatient admissions                                     18,993           18,724           1.4
Adjusted admissions (2)                                  33,984           33,109           2.6
Net patient revenue per adjusted admission             $  5,833         $  5,427           7.5
Patient days                                             81,247           80,583           0.8
Adjusted patient days (3)                               145,320          142,518           2.0
Average length of stay (days)                              4.28             4.30          (0.5)
Net patient revenue (000's)                            $198,241         $179,680          10.3

Gross revenue (000's):
   Inpatient                                           $253,943         $227,764          11.5%
   Outpatient                                           200,276          175,004          14.4
                                                       --------         --------
                                                       $454,219         $402,768          12.8
                                                       ========         ========
NET PATIENT REVENUE BY PAYOR
   (CONTINUING OPERATIONS):
   Medicare                                                40.7%            39.5%
   Medicaid                                                 9.1             10.7
   Other                                                   50.2             49.8
                                                       --------         --------
       Total                                              100.0%           100.0%
                                                       ========         ========


                                                                 Three Months Ended March 31,
                                                             ------------------------------------
                                                              2004            2003       % Change
                                                             -------        -------      --------

DILUTED EARNINGS PER SHARE FROM CONTINUING
OPERATIONS CALCULATION (000'S, EXCEPT FOR PER
  SHARE AMOUNTS):
   Income from continuing operations                         $12,144        $10,039        21.0%
   Add convertible notes interest, net of tax (4)              1,898             --
                                                             -------        -------
                                                             $14,042        $10,039
                                                             =======        =======

   Basic shares plus stock options                            50,338         48,758
   Convertible shares (4)                                      9,099             --
                                                             -------        -------
                                                              59,437         48,758
                                                             =======        =======

Diluted earnings per share from continuing operations        $  0.24        $  0.20        20.0%
                                                             =======        =======


---------
(1)      Represents hospitals owned or leased during both periods.

(2) Used by management and investors as a general measure of combined inpatient and outpatient volume. Adjusted admissions are computed by multiplying admissions (inpatient volume) by the outpatient factor. The outpatient factor is the sum of gross inpatient revenue and gross outpatient revenue divided by gross inpatient revenue. The adjusted admissions computation equates outpatient revenue to the volume measure (admissions) used to measure inpatient volume, resulting in a general measure of combined inpatient and outpatient volume.

(3) Adjusted patient days are computed by multiplying patient days (inpatient volume) by the outpatient factor. The outpatient factor is the sum of gross inpatient revenue and gross outpatient revenue divided by gross inpatient revenue. The adjusted patient days computation equates outpatient revenue to the volume measure (patient days) used to measure inpatient volume, resulting in a general measure of combined inpatient and outpatient volume.

(4) The Company's two outstanding series of convertible notes are anti-dilutive for the three months ended March 31, 2003 and thus, are not included in the diluted earnings per share calculation for such period.